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                                  Exhibit 21.1


                         Subsidiaries of the Registrant
                         ------------------------------

    Name of Subsidiary                                    State of Incorporation
    ------------------                                    ----------------------

1)  Focal Communications Corporation of Illinois          Delaware

2)  Focal Communications Corporation of New York          Delaware

3)  Focal Communications Corporation of the Mid Atlantic  Delaware

4)  Focal Communications Corporation of California        Delaware

5)  Focal Communications Corporation of New Jersey        Delaware

6)  Focal Communications Corporation of Massachusetts     Delaware

7)  Focal Communications Corporation of Pennsylvania      Delaware

8)  Focal Communications Corporation of Washington        Delaware

9)  Focal Communications Corporation of Florida           Delaware

10) Focal Communications Corporation of Michigan          Delaware

11) Focal Telecommunications Corporation                  Delaware